EXHIBIT 99

For information contact:

Liz Kohlmyer
Director of Communications
(407) 540-2221

NYSE: TSY

TRUSTREET PROPERTIES, INC. ANNOUNCES SECOND QUARTER RESULTS

ORLANDO, FL - August 8, 2006 - Trustreet Properties, Inc. (NYSE: TSY), the largest real estate investment trust (“REIT”) focused primarily on the restaurant industry, announces operating results for the second quarter and six months ended June 30, 2006.

Highlights

•	The Company reported revenues of $54.7 million for the quarter ended June 30, 2006, a 9.0% increase over $50.2 million reported in the quarter ended June 30, 2005.

•
In the second quarter of 2006 and 2005, the Company reported funds from operations (“FFO”) available to common shareholders, after adding back the principal component of capital leases, of $21.3 million, or $0.32 cents per diluted share compared to $20.0 million, or $0.35 cents per diluted share.

•
For the six months ended June 30, 2006 and 2005, the Company reported FFO available to common shareholders, after adding back the principal component of capital leases, of $40.8 million, or $0.61 cents per diluted share compared to $26.5 million, or $0.52 cents per diluted share.

•	For the quarter ended June 30, 2006, adjusted funds from operations (“AFFO”) was $23.5 million, compared to $21.7 million for the quarter ended June 30, 2005.

•	The Company acquired 104 properties in the second quarter representing a total investment of $90.7 million. Through June 30, 2006, the Company has acquired $165.0 million in new acquisitions.

•
In the second quarter, the taxable REIT subsidiary (“TRS”) sold 43 properties generating $74.2 million in sales proceeds producing a pre-tax gain of $8.8 million. Through June 30, 2006, the TRS has sold $114.9 million producing a pre-tax gain of $13.3 million.

•
The Company owned 2,015 properties in the core REIT portfolio of which 97.8 percent were leased based on carrying value as of June 30, 2006. Since June 2005, the Company has added $319 million to its core REIT portfolio.

•	The Company declared monthly common dividends per share of $0.11 cents throughout the second quarter.

Second Quarter Results and Portfolio Highlights

For the quarter ended June 30, 2006, the Company reported funds from operations of $19.7 million, or $0.29 cents per share computed in accordance with the definition of the National Association of Real Estate Investment Trusts (“NAREIT”). FFO generated by the core REIT portfolio represented approximately 88 percent of gross FFO. NAREIT FFO does not include cash received from tenants that is treated as the principal component of a capital lease. Unlike many REITs that are in the Company’s peer group, the Company has a meaningful number of capital leases. FFO and the principal component of capital leases total $21.3 million, or $0.32 cents per share for the quarter.

For the quarter ended June 30, 2006, adjusted funds from operations (“AFFO”) was $23.5 million. The Company believes that AFFO is useful as a measure of its cash available for distribution. Given the variation in the definition of AFFO in the REIT industry, investors should take these differences into account when comparing AFFO against other REITs.  Typically, this metric will exceed the Company’s FFO because of the level of deferred financing cost amortization, the principal component of capital leases, non-real estate depreciation, non-cash real estate impairment charges and loan provisions.

The Company acquired 104 properties for $90.7 million during the second quarter. The Company designated 43 of the second quarter acquisitions as long-term investments resulting in improved tenant and geographic diversity and a stronger outlook for net income from continuing operations within the core REIT portfolio. The remaining 61 properties were designated as held-for-sale inventory to be sold through Trustreet’s investment property sales platform. For the six months ended June 30, 2006, we purchased $165 million in net lease properties. In addition to the $17.2 million in transactions closed through the end of July 2006, the Company currently has signed commitments to acquire a further $110 million, the substantial majority of which is expected to close over the next six months.

In the second quarter, the Company sold 43 properties generating $74.2 million in sales proceeds from its investment property sales platform producing a pre-tax gain of $8.8 million.  For the six months ended June 30, 2006, the Company sold $114.9 million through its investment property sales platform.  At June 30, 2006, we held 142 properties for sale to investors through our IPS program with an investment of $174.6 million.  These results are required to be recorded as discontinued operations under GAAP.  In addition, the Company held for sale an additional 44 properties in their development pipeline comprising an investment of $46.9 million.

As of June 30, 2006, the Company owned 2,015 properties held in the core REIT portfolio of which 97.8 percent were leased based on carrying value. The weighted average remaining lease term of the Company’s real estate investment portfolio was approximately 10.2 years, with more than 81 percent of the Company’s lease expirations occurring after 2011. The Company has recycled capital or paid down debt through sales of $37.6 million in the core REIT generating a pre-tax gain of $8.1 million.

The Company’s portfolio is broadly diversified with more than 175 concepts and more than 500 tenants in 49 states. No single tenant represented more than 6.8 percent of contractual rents. Of the 65 vacant properties with a carrying value of approximately $40.9 million, 12 are either under contract for sale or have a lease or sales contract out for signature, and another five are currently being redeveloped after having been pre-leased.

On August 4, 2006, the Company’s Board approved the move from a monthly dividend to a quarterly dividend payout policy beginning in the fourth quarter of 2006. The change will result in cost savings and enable the Company to more effectively evaluate the future quarterly dividend level. The fourth quarter dividend will be declared in mid-November with a payout occurring before the end of the year.

“I am pleased with the performance of our core real estate portfolio exhibited by the historic low vacancy rate, the improving credit metrics of our tenants and the great progress that has been made in renewing expiring leases. On the TRS side of our business, sales velocity in our investment property sales platform increased nicely in the second quarter, reflecting the additional resources we have devoted to this business. However, we continue to face some cap rate compression, which impacted our gain percentages,” states Curtis B. McWilliams, President and Chief Executive Officer of Trustreet Properties, Inc. “Looking ahead, I firmly believe we will continue to see increased monetization of all or significant portions of real estate held by restaurant companies. We continue to explore ways to ensure that we have sufficient capital to take advantage of these opportunities,” added Mr. McWilliams.

About Trustreet

Trustreet Properties, Inc. (pronounced “trust - street”) is the largest self-advised restaurant real estate investment trust (REIT) in the United States. Trustreet, traded on the NYSE under the ticker symbol TSY, provides a complete range of financial, real estate and advisory services to operators of national and regional restaurant chains. For more information, visit www.trustreet.com.

Conference Call

Management will hold a conference call on Tuesday, August 8, 2006 at 10:00 a.m. EDT to review the Company’s quarterly results. The call can be accessed on the Company’s website at www.trustreet.com and by direct dial-in at 888-413-5357. Reference conference identification number 934600. For those unable to listen to the live broadcast, a replay will also be available on the Company’s web site for 30 days.
###

Statements in this press release that are not strictly historical are “forward-looking” statements. Forward-looking statements involve known and unknown risks, which may cause the Company’s actual future results to differ materially from expected results. These risks include, among others, general economic conditions, local real estate conditions, changes in interest rates, increases in operating costs, the availability of capital, and the profitability of the Company’s taxable subsidiary. Additional information concerning these and other factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the Company’s SEC filings. Copies of each filing may be obtained from the Company or the SEC. Consequently, such forward-looking statements should be regarded solely as reflections of the Company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

‘‘Funds From Operations’’ (FFO) is a measure of performance that Trustreet computes in accordance with the ‘‘White Paper’’ definition of FFO adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (‘‘NAREIT’’). According to this definition, and as used herein by Trustreet, FFO means net income (loss) allocable to common stockholders (computed in accordance with GAAP), plus real estate related depreciation and amortization excluding gains (or losses) from sales of property held for investment and after adjustments allocable to minority interests or joint ventures. NAREIT created FFO as a supplemental performance measure to exclude historical cost depreciation, among other items, from GAAP net income (loss) allocable to common stockholders. Trustreet uses FFO as a supplemental measure to conduct and evaluate its business because there are certain limitations associated with using GAAP net income by itself as the primary measure of operating performance. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, Trustreet believes that the presentation of operating results for real estate companies that use historical cost accounting is insufficient by itself. In addition, Trustreet believes that the use of FFO has made comparisons of those results more meaningful and has enabled the evaluation of its operating performance compared to other REITs that use the NAREIT definition in order to make more informed business decisions based on industry trends or conditions. FFO should not be considered as an alternative to net income (loss) allocable to common stockholders as the primary indicator of Trustreet’s operating performance or as an alternative to cash flow as a measure of liquidity. While Trustreet adheres to the NAREIT definition of FFO in making its calculations, this method of calculating FFO may not be comparable to the methods used by other REITs and, accordingly, may be different from similarly titled measures reported by other companies.

The Company believes that Adjusted Funds from Operations is helpful to investors as a measure of its ability to pay dividends. While the measure is used commonly in the REIT industry, definitions of AFFO vary and investors should take definitional differences into account when comparing AFFO reported by other REITs. The Company calculates AFFO by subtracting from or adding to FFO (i) amortization of the principal portion of capital leases, (ii) straight-lining of rents, (iii) non-real estate depreciation and amortization, (iv) amortization of deferred loan costs and (v) non-cash real estate impairment charges or loan reserves.

TRUSTREET PROPERTIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
(In thousands except for per share data)

	Quarter ended June 30,		Six months ended June 30,
	2006	2005	2006	2005

Revenues:

Rental income from operating leases	$46,656	$38,296	$93,768	$60,728
Earned income from capital leases	3,048	3,170	6,107	5,830
Interest income from mortgage, equipment and other notes receivables	1,961	6,554	3,945	12,835
Investment and interest income	339	448	610	993
Other income	2,735	1,686	6,319	2,882
	54,739	50,154	110,749	83,268
Expenses:
General operating and administrative	7,259	10,041	15,068	20,987
Interest expense	25,412	24,868	50,416	41,759
Property expenses, state and other taxes	2,278	1,947	5,680	3,098
Depreciation and amortization	9,757	8,487	20,171	13,436
Impairment provisions on assets	950	125	1,637	140
	45,656	45,468	92,972	79,420
Income from continuing operations before minority interest and equity in earnings of unconsolidated joint ventures	9,083	4,686	17,777	3,848

Minority interest	(140)	(734)	(372)	(1,549)

Equity in earnings/(loss) of unconsolidated joint ventures	(25)	32	11	62

Income from continuing operations	8,918	3,984	17,416	2,361

Income from discontinued operations, after income taxes	12,930	14,142	21,729	19,215

Gain/(loss) on sale of assets	(136)	23	523	23

Net income	21,712	18,149	39,668	21,599
Dividends to preferred stockholders	(7,176)	(7,176)	(14,352)	(10,099)
Net income allocable to common stockholders	$14,536	$10,973	$25,316	$11,500

Basic and diluted net income per share:
Income/(loss) from continuing operations allocable to common stockholders	$0.03	$(0.05)	$0.06	$(0.15)
Income from discontinued operations	0.19	0.24	0.32	0.38

Basic and diluted net income per share	$0.22	$0.19	$0.38	$0.23

Weighted average number of shares of common stock outstanding
Basic	67,278	57,908	67,260	50,922
Diluted	67,280	57,908	67,278	50,922

TRUSTREET PROPERTIES, INC.
DISCONTINUED OPERATIONS BY SEGMENT
(UNAUDITED)

	Quarter ended June 30, (in millions)
	2006		2005
	Real Estate Segment	Specialty Finance Segment	Real Estate Segment	Specialty Finance Segment

Sale of real estate	$31.6	$74.2	$13.2	$70.8
Cost of real estate sold	26.5	65.4	12.4	59.4
Gain on sale of real estate	5.1	8.8	0.8	11.4

Rental income	0.5	3.2	2.1	1.5
Interest expense	—	(2.2)	—	(1.3)
Other property expense and impairment provisions	(0.3)	(0.2)	(0.4)	(0.4)
Net earnings from retail discontinued operations before tax	—	—	—	0.3
Net other income	0.2	0.8	1.7	0.1

Earnings from discontinued operations before tax	5.3	9.6	2.5	11.5

Income tax benefit/(provision)	—	(2.0)	—	0.2

Income from discontinued operations, after income taxes	$5.3	$7.6	$2.5	$11.7

TRUSTREET PROPERTIES, INC.
DISCONTINUED OPERATIONS BY SEGMENT (cont.)
(UNAUDITED)

	Six months ended June 30, (in millions)
	2006		2005
	Real Estate Segment	Specialty Finance Segment	Real Estate Segment	Specialty Finance Segment

Sale of real estate	$45.7	$114.9	$13.5	$127.8
Cost of real estate sold	37.6	101.6	12.6	106.7
Gain on sale of real estate	8.1	13.3	0.9	21.1

Rental income	1.6	6.3	3.4	3.4
Interest expense	—	(4.2)	—	(2.1)
Other property expense and impairment provisions	(0.8)	—	(1.1)	(0.8)
Net earnings from retail discontinued operations before tax	—	—	—	0.9
Net other income	0.8	2.1	2.3	1.4

Earnings from discontinued operations before tax	8.9	15.4	3.2	22.5

Income tax provision	—	(2.6)	—	(6.4)

Income from discontinued operations, after income taxes	$8.9	$12.8	$3.2	$16.1

TRUSTREET PROPERTIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(In thousands)

	June 30, 2006	December 31, 2005
ASSETS

Real estate investment properties	$1,757,151	$1,726,493
Net investment in capital leases	144,825	147,995
Real estate held for sale	221,366	242,777
Mortgage, equipment and other notes receivable, net of allowance of $3,286 and $5,706, respectively	84,115	88,239
Cash and cash equivalents	15,987	20,459
Restricted cash	37,524	32,465
Receivables, less allowance for doubtful accounts of $2,764 and $2,394, respectively	9,523	7,665
Accrued rental income	40,148	34,295
Intangible lease costs, net of accumulated amortization of $15,082 and $9,628, respectively	75,538	77,716
Goodwill	235,895	235,895
Other assets	70,475	69,481
Total assets	$2,692,547	$2,683,480

LIABILITIES AND STOCKHOLDERS’ EQUITY

Revolver	$101,500	$55,000
Notes payable	576,887	579,002
Mortgage warehouse facilities	145,163	122,722
Bonds payable	705,735	742,201
Below market lease liability, net of accumulated amortization of $5,914 and $3,772, respectively	29,754	31,649
Due to related parties	354	232
Other payables	49,584	56,097
Minority interests	4,230	4,077
Stockholders’ equity	1,079,340	1,092,500
Total liabilities and stockholders’ equity	$2,692,547	$2,683,480

                                                           TRUSTREET PROPERTIES, INC.
RECONCILIATION OF NAREIT FFO AND AFFO
(UNAUDITED)
(In thousands except for per share data)

	Quarter ended June 30,		Six months ended June 30,
	2006	2005	2006	2005
Funds From Operations (NAREIT defined):

Net income	$21,712	$18,149	$39,668	$21,599
Less: Dividends on preferred stock	(7,176)	(7,176)	(14,352)	(10,099)
Net income allocable to common stockholders	14,536	10,973	25,316	11,500
FFO adjustments: Real estate depreciation and amortization	8,913	8,454	18,967	13,539
Gain on sale of real estate	(3,786)	(828)	(6,740)	(828)
NAREIT FFO	$19,663	$18,599	$37,543	$24,211
NAREIT FFO per share	$0.29	$0.32	$0.56	$0.48

Principal component of capital leases	$1,646	$1,442	$3,226	$2,337
FFO and the principal component of capital leases	$21,309	$20,041	$40,769	$26,548
FFO and the principal component of capital leases per share	$0.32	$0.35	$0.61	$0.52
Straight-line rent	$(2,563)	$(2,231)	$(5,838)	$(3,416)
Non-real estate depreciation and amortization Deferred loan cost amortization Asset impairment/provisions	1,326 2,472 973	803 2,748 308	1,932 4,843 1,759	1,187 4,716 500
ADJUSTED FFO	$23,517	$21,669	$43,465	$29,535

LEASE EXPIRATIONS

Lease Expirations
(based on annualized base rent as of June 30, 2006)

	# of Properties	% of Total		# of Properties	% of Total
2006	28	1.3%	2012	82	4.5%
2007	79	2.9%	2013	75	4.2%
2008	80	2.6%	2014	145	8.3%
2009	94	3.8%	2015	93	5.6%
2010	103	4.7%	2016	191	9.3%
2011	74	3.5%	Thereafter (or Vacant)	971	49.3%

DIVERSIFICATION

Top 10 Tenants                                               Top 10 Concepts
(based on annualized base rent as of June 30, 2006)                                                   (based on annualized base rent as of June 30, 2006)

	Tenant	% of Rent		Concept	% of Rent
1	Jack in the Box, Inc.	6.8%	1	Wendy’s*	8.5%
2	Golden Corral Corporation	6.1%	2	Burger King	7.1%
3	IHOP Properties, Inc.	4.0%	3	Golden Corral	7.0%
4	Captain D's, LLC	3.7%	4	Jack in the Box	6.7%
5	Sybra Inc.	3.4%	5	Arby’s	6.2%
6	S&A Properties Corp.	3.0%	6	International House of Pancakes	4.2%
7	Texas Taco Cabana, LP	2.1%	7	Captain D’s	3.9%
8	El Chico Restaurants, Inc.	1.9%	8	Pizza Hut	2.9%
9	The Restaurant Company	1.8%	9	Bennigan’s	2.9%
10	Vicorp Restaurants, Inc.	1.6%	10	Denny’s	2.6%

* Includes contingent rent for units with leases where rent is based solely on actual store sales, generally without a minimum threshold.

DIVERSIFICATION (cont.)

Top 10 States
(based on annualized base rent as of June 30, 2006)

	State	% of Rent		State	% of Rent
1	Texas	19.5%	6	California	3.7%
2	Florida	10.4%	7	North Carolina	3.5%
3	Georgia	5.8%	8	Ohio	3.3%
4	Tennessee	4.0%	9	Missouri	2.8%
5	Illinois	3.8%	10	South Carolina	2.5%

OTHER PORTFOLIO STATISTICS

	6/30/06	3/31/06	12/31/05
Rent to Sales
Quick Service	8.0%	8.5%	8.2%
Casual Dining	7.5%	7.7%	7.8%

Fixed Charge Coverage	1.67x	1.69x	1.66x

Notes:

1. The Company looks for rent-to-sales ratios to be under 10% for quick service restaurants and under 14% for casual dining restaurants. Of the portfolio’s 1,053 quick service restaurants reporting sales, the aggregate rent as a percentage of aggregate sales was 8.0% based on the most recent tenant sales information provided. Of the portfolio’s 412 casual and family dining restaurants reporting sales, the aggregate rent as a percentage of aggregate sales was 7.5%.

2. The Company’s initial underwriting criteria requires that tenants have a fixed charge coverage ratio (“FCCR”) of at least 1.25x, generally based on historical financial information adjusted to include the proposed sale/leaseback financing. Based on the most recent tenant financial information obtained, approximately 77% of the units (as measured by rent) that report have a tenant-level FCCR of at least 1.25x, with a weighted average tenant-level FCCR of 1.87x. The weighted average tenant-level FCCR for all reporting units is 1.67x, with 74% (as measured by rent) of the total REIT reporting financial statements. In those cases where the tenant-level FCCR is below 1.25x, we may find store-level FCCRs that exceed 1.25x. A strong store level FCCR often mitigates any negative impact of a weaker tenant-level FCCR.

Supplemental Information

EBITDA
(UNAUDITED)
(in thousands)
	Quarter ended June 30,		Six months ended June 30,
	2006	2005	2006	2005
Net income	$21,712	$18,149	$39,668	$21,599
Interest expense	27,600	26,021	54,631	43,835
Income tax expense	1,964	(186)	2,571	6,408
Depreciation and amortization	9,886	9,270	20,485	14,743
EBITDA	61,162	53,254	117,355	86,585

Impairment provisions on assets	973	234	1,759	425
Principal component of capital leases	1,646	1,442	3,225	2,337
Straight line rent	(2,550)	(2,231)	(5,815)	(3,417)
Amortization of above/below market leases	344	(27)	414	(40)
Adjusted EBITDA	$61,575	$52,672	$116,938	$85,890

Dividends to preferred stockholders	$7,176	$7,176	$14,352	$10,099

EBITDA/interest expense + preferred dividends	1.76x	1.60x	1.70x	1.61x
Adjusted EBITDA/interest expense + preferred dividends	1.77x	1.59x	1.70x	1.59x

Note:

EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) is a non-GAAP measure that, as calculated by the Company, represents net income plus (i) interest expense, (ii) income tax expense and (iii) depreciation and amortization. Adjusted EBITDA represents EBITDA plus (i) impairment provisions on assets, (ii) principal component of capital leases, (iii) amortization of above/below market leases, (iv) loss on termination of cash flow hedges less (v) straight line rent. EBITDA and Adjusted EBITDA are presented, because we believe that they provide useful information to investors regarding our ability to service debt and the preferred dividend obligation. EBITDA and Adjusted EBITDA should not be considered alternative measures of operating results or cash flow from operations as determined in accordance with GAAP.

Supplemental Information

SEGMENT FFO RECONCILIATION
(UNAUDITED)	Quarter ended June 30, 2006				Quarter ended June 30, 2005
(in thousands except for per share data)	Real	Specialty			Real	Specialty
	Estate	Finance			Estate	Finance
	Segment	Segment	Other	Consolidated	Segment	Segment	Other	Consolidated
Net income/(Loss)	$18,873	$2,863	$(24)	$21,712	$13,829	$4,427	$(107)	$18,149
Less: Dividends on preferred stock*	(6,459)	(717)	—	(7,176)	(6,459)	(717)	—	(7,176)
Net income allocable to common stockholders	12,414	2,146	(24)	14,536	7,370	3,710	(107)	10,973

FFO adjustments:
Real Estate related depreciation & amortization	8,757	156	—	8,913	8,514	(60)	—	8,454
Gain on sale of property	(3,786)	—	—	(3,786)	(828)	—	—	(828)

NAREIT FFO	$17,385	$2,302	$(24)	$19,663	$15,056	$3,650	$(107)	$18,599
NAREIT FFO per share	$0.26	$0.03	—	$0.29	$0.26	$0.06	—	$0.32

Principal component of capital leases	$1,586	$60	—	$1,646	$1,442	—	—	1,442

FFO and the principal component of capital leases	$18,971	$2,362	$(24)	$21,309	$16,498	$3,650	$(107)	$20,041
FFO and the principal component of capital leases per share	$0.28	$0.04	—	$0.32	$0.29	$0.06	—	$0.35

Straight-line rent	$(2,364)	$(199)	—	$(2,563)	$(2,209)	$(22)	—	$(2,231)
Non-real estate related depreciation and amortization	401	925	—	1,326	242	561	—	803
Deferred loan cost amortization	2,195	277	—	2,472	2,431	317	—	2,748
Asset impairments / provisions	973	—	—	973	234	74	—	308

Adjusted FFO	$20,176	$3,365	$(24)	$23,517	$17,196	$4,580	$(107)	$21,669

* Represents internal allocation of 90% to the real estate segment and 10% to the specialty finance segment.